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                                                                     Exhibit 9.1

                             VOTING TRUST AGREEMENT

         THIS VOTING TRUST AGREEMENT (this "Agreement") is made and entered into as of January 30, 2004 by and among Global Energy Group, Inc., a Delaware corporation (the "Corporation"); Global Energy Acquisition Group, L.L.C. ("GEAG"), an Oklahoma limited liability company; Quest Capital Alliance, L.L.C. ("Quest"), a Missouri limited liability company; Robert J. Smith ("Smith"), an individual with a principal residence in Springfield, Missouri; Joseph H. Richardson ("Richardson"), an individual with a principal residence in Pittsburgh, Pennsylvania; and Peter E. Toomey ("Toomey"), an individual with a principal residence in Pittsburgh, Pennsylvania (Quest, Smith, Richardson and Toomey, together with their successors-in-interest, being the "Stockholders"); and GEAG, as trustee (together with any successor-in-interest, the "Trustee").

                                   WITNESSETH:

         WHEREAS, each Stockholder owns shares of one or more series of the Corporation's 6% Redeemable Preferred Stock, Series A (the "Preferred Stock");

         WHEREAS, each Stockholder wishes to delegate and assign to the Trustee all its voting rights with respect to the Preferred Stock by depositing all certificates representing shares of Preferred Stock now or hereafter owned by such Stockholder (with respect to each Stockholder, the "Shares") in a voting trust and by designating the Trustee as trustee thereof; and

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto adopt the Voting Trust Agreement and agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

1.1      CERTAIN DEFINED TERMS.

         Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in, or in documents referred to in, the Corporation's Certificate of Incorporation as amended to date (including by the Certificate of Designation applicable to the Preferred Stock (the "Certificate of Designation")).

                                   ARTICLE II
                                  VOTING TRUST

2.1      CREATION OF VOTING TRUST.

         Subject to the terms and conditions of this Agreement, a voting trust (the "Voting Trust") is hereby created and established in accordance with
Section 218 of the Delaware General Corporation Law. The Trustee accepts the trust created by this Agreement and agrees to its appointment as Trustee (with all attendant rights and duties hereunder). Upon the execution of this Agreement by all the parties hereto, the Trustee shall file an executed counterpart of this

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Agreement (and of every supplemental or amendatory agreement) at the
Corporation's principal office and at the Corporation's registered office in the State of Delaware. The copy of this Agreement so filed shall be open to inspection at any reasonable time by any stockholder of the Corporation, the holder of any Voting Trust Certificate(s) (as defined in Section 2.2(c)) or any holder of a beneficial interest in the Voting Trust, in person or by agent or attorney, as provided in Section 218 of the Delaware General Corporation Law. The Trustee shall also maintain, or cause to be maintained, such other records and books as are necessary or appropriate to enable the Trustee to carry out the terms and provisions of this Agreement.

2.2      DEPOSIT OF SHARES; VOTING TRUST CERTIFICATES.

         (a) Upon execution and delivery of this Agreement by the parties hereto, each of the Stockholders shall deposit with the Trustee certificates representing such Stockholder's Shares. Each Stockholder shall deposit additional shares of Preferred Stock ("Additional Shares") with the Trustee from time-to-time as necessary to ensure that each such Stockholder shall at all times comply with this Agreement. Such Additional Shares shall become subject to all of the terms and conditions of this Agreement to the same extent as if such Additional Shares were originally deposited as Shares hereunder. The Trustee shall issue Voting Trust Certificates in respect of such Additional Shares to the Stockholders as soon as practicable after the Trustee's receipt of such Additional Shares. Each such deposit shall be accompanied by stock powers duly executed in blank or such other instrument as may be reasonably requested by the Trustee to enable the Trustee to transfer the Shares to the Trustee's name. Upon each such deposit, the Shares shall be surrendered by the Trustee to the Corporation or its transfer agent and cancelled and new certificates representing the Shares shall be issued to and in the name of the Trustee, as Trustee of the Voting Trust. Except as hereinafter provided, such Share certificates shall at all times be and remain in the possession, and under the control, of the Trustee.

         (b) Each new certificate for Shares issued to the Trustee shall bear a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ISSUED PURSUANT TO AND ARE SUBJECT TO THE TERMS OF A CERTAIN VOTING TRUST AGREEMENT, DATED JANUARY 30, 2004, AMONG GLOBAL ENERGY GROUP, INC. (THE "ISSUER"), THE TRUSTEE OF THE VOTING TRUST AND THE BENEFICIAL OWNER OF THESE SECURITIES. THESE SECURITIES MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE VOTING TRUST AGREEMENT, A COPY OF WHICH IS ON FILE AT THE ISSUER'S REGISTERED OFFICE IN THE STATE OF DELAWARE.

A like notation shall be made in the Corporation's stock transfer records with respect to such Shares.

         (c) Upon receipt of the new certificate representing the Shares, the Trustee shall deliver to Stockholders one or more voting trust certificates therefor, each substantially in the form of Exhibit A hereto (each, a "Voting Trust Certificate"). Each Voting Trust Certificate shall specify the series or class, and number of Shares in respect of which it is issued, and shall be dated the date of its issuance and shall be signed manually by a representative of the Trustee.

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         (d)      The Trustee shall retain and hold the certificates
representing the Shares only in accordance with, and subject to the terms and conditions set forth in, this Agreement. The Trustee shall have no authority to, and shall not sell, transfer, assign, pledge or otherwise dispose of or encumber the Shares, except to the extent otherwise specifically required by this Agreement. All Shares and all cash, securities or other property distributed in respect of the Shares that are held by Trustee shall be held in trust for the benefit of the Stockholders and no creditors of the Trustee shall have any right to or claim against any of the assets of the Voting Trust.

2.3      TRANSFER OR EXCHANGE OF VOTING TRUST CERTIFICATES.

         (a) The Trustee will maintain an office or agency in the Dallas, Texas area at which Voting Trust Certificates may be presented or surrendered for registration of transfer or for exchange (the "Registrar"). The Registrar shall keep a register of the Voting Trust Certificates and of their transfer and exchange. The Trustee may appoint any person to act as Registrar on its behalf, but in the absence of an effective appointment, the Trustee shall act as Registrar hereunder. The Trustee initially appoints the Corporation to act as Registrar to act until such time as the Trustee may determine and the Corporation hereby accepts such appointment.

         (b) When Voting Trust Certificates are presented to the Registrar with a request to register the transfer of such Voting Trust Certificates, or to exchange them for Voting Trust Certificates of different denominations which in the aggregate represent the Shares for which such Voting Trust Certificates are being exchanged, in each case, as accompanied by a duly executed instrument of assignment or exchange (an "Assignment"), in form and substance reasonably acceptable to the Registrar and the Trustee, then the Registrar shall register the transfer or make the exchange as requested; provided, that the Registrar shall require, as a condition to registering a transfer of Voting Trust Certificates, that the transferee execute and deliver to the Trustee a written agreement (a "Joinder"), in form and substance reasonably acceptable to the Registrar and the Trustee, to be bound by the terms of this Agreement as a Stockholder hereunder.

2.4      REGISTRATION OF HOLDERS.

         The Trustee may treat the registered holder of a Voting Trust Certificate as the owner thereof for all purposes. Every transferee of a Voting Trust Certificate hereunder shall be required to become a party to this Agreement, with the same force and effect as if such transferee had signed this Agreement, and such transferee shall for all purposes be considered a Stockholder hereunder.

2.5      REPLACEMENT OF VOTING TRUST CERTIFICATE.

         Upon receipt of evidence reasonably satisfactory to the Trustee (such as an affidavit of the registered holder) of the ownership and the loss, theft, destruction or mutilation of a Voting Trust Certificate, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Trustee (provided that if the registered holder is a financial institution or other institutional investor, its own agreement will be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Trustee shall (at the registered

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holder's expense) execute and deliver in lieu of such certificate a new Voting
Trust Certificate of like kind representing the number of Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                                  ARTICLE III
                                   THE TRUSTEE

3.1      VOTING OF SHARES.

         (a) During the term of this Agreement and for so long as the Trustee shall hold the Shares pursuant to this Agreement, the Trustee shall possess and in his, her or its sole discretion shall be entitled to and have, the duty to exercise, in person or by his nominees or proxies, all of the Stockholders' voting rights and voting powers in respect of the Shares, and to take part in or consent to any corporate or stockholders' action of any kind whatsoever, including the right to vote the Shares for the election of directors of the Corporation and on all matters upon which the holders of Shares are entitled to vote (subject to any directions or limitations imposed by law, the Certificate of Incorporation, the Bylaws, or this Agreement).

         (b) Except as provided in paragraphs (ii), (iii) and (iv) below, the Trustee shall at all times cast all votes with respect to all Shares as directed by GEAG.

                  (i) With respect to each Stockholder's Shares and with respect to each matter listed or described below, the Trustee shall at all times cast all votes and grant or decline to grant any consent as directed by such Stockholder:

                           (A) Any matter referred to in or subject to Section
                  3(b) of the Certificate of Designation.

                           (B) Any amendment to or modification of the
                  Certificate of Designation.

                           (C) Any waiver, release, settlement or satisfaction
                  of any matter referred to in Section 4 of the Certificate of Designation, any right of the Stockholders under the Certificate of Designation, or any obligation of the Corporation under the Certificate of Designation.

                  (ii) The Trustee shall have no right, power or authority to agree, or decline to agree, to any redemption of any Shares or any deferral of any otherwise required redemption of any Shares, which right, power and authority shall be reserved to and vested in the Stockholders, subject to the terms of this Agreement, the Certificate of Incorporation, the Bylaws, any other agreement to which any Shares or the Stockholder owning same may be subject, and applicable law.

                  (iii) The Trustee shall have no right, power or authority to grant, bargain, pledge, hypothecate, sell, or otherwise transfer or dispose of any right, title or interest in, to or under any Shares subject to this Agreement, which right, power and authority shall be reserved to and vested in the Stockholders, subject to the terms of this Agreement, the

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         Certificate of Incorporation, the Bylaws, any other agreement to which any Shares or the Stockholder owning same may be subject, and applicable law.

         (c) Subject to Sections 3.1(b)(ii), (iii) and (iv), if, at any time or for any reason, any Stockholder has the power to direct the voting of any Shares, whether because such Shares then are not covered by or subject to this Agreement or otherwise, then such Stockholder shall cause and direct that such Shares be voted as directed by GEAG.

         (d) The Corporation shall recognize and effectuate the purposes of this Agreement in the tabulation of all shareholder votes.

3.2      DIVIDENDS AND DISTRIBUTIONS.

         (a) Subject to Section 3.2(b) below, the Stockholders shall be entitled to receive dividends or distributions of money, securities, or other property, if any, collected or received by the Trustee with respect to the Shares represented by the Voting Trust Certificates. Any such payments received by the Trustee shall be held in trust for the benefit of the Stockholders and shall be paid over to the Stockholders by the Trustee promptly upon the Trustee's receipt of such dividends or distributions. In lieu of receiving dividends or distributions and paying them to the Stockholders, the Trustee may instruct the Corporation in writing to pay the dividends or distributions (other than dividends consisting of capital stock) directly to the Stockholders. In the event any such instruction is given to the Corporation, all liability of the Trustee with regard to the payment of such dividends or distributions shall cease, unless and until such instruction is revoked.

         (b) Notwithstanding Section 3.2(a) above, in the event that the Trustee receives any additional shares of capital stock through a dividend or other distribution with respect to any Shares, the Trustee shall hold such capital stock subject to this Agreement for the benefit of the Stockholders and such capital stock shall become subject to all of the terms and conditions of this Agreement to the same extent as if it were originally deposited as Shares hereunder. The Trustee shall issue Voting Trust Certificates in respect of such capital stock to the Stockholders as soon as practicable after the Trustee's receipt of such capital stock.

3.3      EXPENSES; EXCULPATION, ETC.

         The Trustee shall serve without compensation for his services as Trustee hereunder. The Trustee is expressly authorized to incur and pay and be promptly reimbursed by the Corporation for all reasonable charges and other expenses necessary and proper for the performance of the Trustee's duties under this Agreement. Nothing contained herein shall disqualify the Trustee from engaging in any transaction with the Corporation or any of its Subsidiaries, if any, or otherwise serving the Corporation or any of its Subsidiaries, if any, in any other capacity, and in such capacity receiving compensation. The Trustee need only perform such duties as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement that are adverse to the Trustee. The Trustee shall not be liable for its action or failure to act hereunder, unless such action or failure to act constitutes gross negligence or willful misconduct on its part. The Trustee shall not be required to give any bond or other security for the discharge of its duties under this Agreement. The Trustee shall be indemnified and held

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harmless jointly and severally by each other party hereto from and against any and all expenses, including attorneys' fees and disbursements, and losses suffered by the Trustee in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the actions of the Trustee hereunder, or the securities or other property held by it hereunder, except for matters resulting from the Trustee's own gross negligence or willful misconduct.

                                   ARTICLE IV
                   TERM OF VOTING TRUST; RELEASE OF SECURITIES

4.1      TERM OF VOTING TRUST.

         (a) The Voting Trust created by this Agreement shall commence upon the execution of this Agreement by the parties hereto and shall continue until terminated in accordance with paragraph 4.1(b) below.

         (b) This Agreement and the Voting Trust created hereby shall terminate upon the occurrence of any of the following events (each, a "Trust Termination Event"):

                  (i) the Stockholders and the Trustee agree to terminate this Agreement and the Voting Trust created hereby; or

                  (ii) there cease to be any Shares subject to this Agreement.

         (c) Upon the termination of this Agreement pursuant to paragraph 4.1(b) above, and the surrender by the Stockholders to the Trustee of the Voting Trust Certificates issued by the Trustee in respect of the Shares, the Trustee shall surrender the certificates representing the Shares to the Corporation properly endorsed for transfer to the Stockholders, shall take all other actions appropriate to effectuate the transfer of the Shares to the Stockholders and shall distribute all other property held in trust for the Stockholders.

4.2      RELEASE OF SECURITIES FOR SALE.

         If at any time a Stockholder desires to effect a sale of Shares subject to this Agreement, and provided that such sale is then permitted under applicable law and would not violate any agreement or instrument to the contrary, such Stockholder shall give notice to the Trustee of such sale not more than thirty (30) nor less than ten (10) days prior to the proposed date of sale, specifying the intended method of distribution and the number of shares to be sold, and shall surrender to the Trustee the Voting Trust Certificates issued by the Trustee in respect of the Shares proposed to be sold. Upon receipt of such notice and the related Voting Trust Certificates, the Trustee shall deliver the certificates representing the Shares to be sold, endorsed in blank, to the Corporation or its transfer agent for registration of transfer to the purchaser (or its intermediary) in such sale. If less than all the Shares represented by a particular certificate are being sold in such sale, the Corporation shall, or shall cause its transfer agent to, issue and deliver to the Trustee a certificate for the Shares not being sold. If such Shares are not sold in a sale within thirty (30) days after delivered by the Trustee, the Stockholder holding such Shares will promptly redeliver such Shares to the Trustee in the manner provided in Section 2.2(a) hereof.

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                                   ARTICLE V
                                  MISCELLANEOUS

5.1      ENTIRE AGREEMENT; AMENDMENT.

         This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. This Agreement shall not be amended, altered or modified except by a written instrument that expressly refers to this Agreement, is signed by each of the Corporation, the Trustee and the Stockholders and is filed with the Corporation's registered office within the State of Delaware.

5.2      BINDING EFFECT; ASSIGNMENT.

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns. The rights and duties of any party to this Agreement shall not be assigned or delegated, except in connection with the resignation or removal of any Trustee and the appointment of-a successor Trustee by agreement of all the parties hereto.

5.3      NOTICES.

         All notices and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by first class, registered or certified mail, postage prepaid, or transmitted by facsimile transmission, telex or telegram and addressed to the parties at their addresses on file with the Corporation. Each notice or other communication which shall be personally delivered, mailed or transmitted in the manner described above shall be deemed sufficiently received for all purposes at such time as it is delivered to the addressee (with any return receipt, delivery receipt or with respect to a facsimile transmission or telex, confirmation of receipt or answer back, being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

5.4      SEVERABILITY.

         If any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be found by a court of competent jurisdiction to be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity only, without in any way affecting the remainder of such provision or the remaining provisions of this Agreement.

5.5      SPECIFIC ENFORCEMENT.

         The Corporation, the Trustee and the Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Corporation, the Trustee or any Stockholder may in his, her or its sole discretion apply to any court of law or equity of competent jurisdiction for

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specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

5.6      HEADINGS.

         The headings of the paragraphs of this Agreement are inserted for convenience of reference only and do not form a part or affect the meaning hereof.

5.7      GOVERNING LAW.

         This Agreement, the rights and obligations of the parties hereto, and any claims and disputes relating thereto, shall be governed by and construed in accordance with the local laws (and not the laws of conflicts) of the State of Delaware.

5.8      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall be deemed to be one and the same instrument.

                     [Signatures appear on following page.]


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         IN WITNESS WHEREOF, the parties hereto have executed the Voting Trust
Agreement as of the date first above written.

GLOBAL ENERGY GROUP, INC.                     GLOBAL ENERGY ACQUISITION GROUP,
                                              L.L.C., for itself and as Trustee

By: _______________________                   By : _____________________________
     Name: John R. Bailey                           Name: ______________________
     Its:  EVP and CFO                              Its: _______________________

QUEST CAPITAL ALLIANCE, L.L.C.

By: _______________________                   __________________________________
     Name: Steven Fox                         ROBERT J. SMITH
     Its:  General Manager

___________________________                   __________________________________
JOSEPH H. RICHARDSON                          PETER E. TOOMEY

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         IN WITNESS WHEREOF, the parties hereto have executed the Voting Trust
Agreement as of the date first above written.

GLOBAL ENERGY GROUP, INC.                     GLOBAL ENERGY ACQUISITION GROUP,
                                              L.L.C., for itself and as Trustee

By: _______________________                   By: ______________________________
     Name: John R. Bailey                          Name: _______________________
     Its:  EVP and CFO                             Its:  _______________________

QUEST CAPITAL ALLIANCE, L.L.C.

By: _______________________                   __________________________________
     Name: Steven Fox                         ROBERT J. SMITH
     Its:  General Manager

___________________________                   __________________________________
JOSEPH H. RICHARDSON                          PETER E. TOOMEY

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         IN WITNESS WHEREOF, the parties hereto have executed the Voting Trust
Agreement as of the date first above written.

GLOBAL ENERGY GROUP, INC.                     GLOBAL ENERGY ACQUISITION GROUP,
                                              L.L.C., for itself and as Trustee

By: _______________________                   By: ______________________________
     Name: John R. Bailey                          Name: _______________________
     Its:  EVP and CFO                             Its: ________________________

QUEST CAPITAL ALLIANCE, L.L.C.

By: _______________________                   __________________________________
     Name: Steven Fox                         ROBERT J. SMITH
     Its:  General Manager

___________________________                   __________________________________
JOSEPH H. RICHARDSON                          PETER E. TOOMEY

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         IN WITNESS WHEREOF, the parties hereto have executed the Voting Trust
Agreement as of the date first above written.

GLOBAL ENERGY GROUP, INC.                     GLOBAL ENERGY ACQUISITION GROUP,
                                              L.L.C., for itself and as Trustee

By: _______________________                   By: ______________________________
     Name: John R. Bailey                          Name: _______________________
     Its:  EVP and CFO                             Its:  _______________________

QUEST CAPITAL ALLIANCE, L.L.C.

By: _______________________                   __________________________________
     Name: Steven Fox                         ROBERT J. SMITH
     Its: General Manager

___________________________                   __________________________________
JOSEPH H. RICHARDSON                          PETER E. TOOMEY

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         IN WITNESS WHEREOF, the parties hereto have executed the Voting Trust
Agreement as of the date first above written.

GLOBAL ENERGY GROUP, INC.                     GLOBAL ENERGY ACQUISITION GROUP,
                                              L.L.C., for itself and as Trustee

By: _______________________                   By: ______________________________
     Name: John R. Bailey                          Name: _______________________
     Its:  EVP and CFO                             Its: ________________________

QUEST CAPITAL ALLIANCE, L.L.C.

By: _______________________                   __________________________________
     Name: Steven Fox                         ROBERT J. SMITH
     Its:  General Manager

___________________________                   __________________________________
JOSEPH H. RICHARDSON                          PETER E. TOOMEY

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                                    EXHIBIT A
                            VOTING TRUST CERTIFICATE

THIS VOTING TRUST CERTIFICATE IS ISSUED PURSUANT TO AND IS SUBJECT TO THE TERMS OF A CERTAIN VOTING TRUST AGREEMENT, DATED JANUARY 30, 2004, AMONG GLOBAL ENERGY GROUP, INC. (THE "ISSUER"), THE TRUSTEE OF THE VOTING TRUST AND THE BENEFICIARIES OF THE VOTING TRUST. THE BENEFICIAL INTEREST IN SHARES OF THE CAP IT AL STOCK OF THE ISSUER REPRESENTED BY THIS VOTING TRUST CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE VOTING TRUST AGREEMENT, A COPY OF WHICH IS ON FILE AT THE ISSUER'S REGISTERED OFFICE IN THE STATE OF DELAWARE. THE SECURITIES REPRESENTED BY THIS VOTING TRUST CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAW AND THE SECURITIES REPRESENTED HEREBY CANNOT BE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SUCH FEDERAL AND ANY APPLICABLE STATE SECURITIES LAW OR UNLESS AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE CONSTITUTE "SERIES A PREFERRED" UNDER THAT CERTAIN CERTIFICATE OF DESIGNATION OF THE ISSUER FOR SUCH SERIES DATED AS OF JANUARY 30, 2004 AND, AS SUCH, ARE SUBJECT TO CERTAIN VOTING PROVISIONS, PURCHASE RIGHTS AND RESTRICTIONS SET FORTH THEREIN. A COPY OF SUCH INSTRUMENTS WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

Certificate No. ______________
Date of Issuance:  January 30, 2004
Number of Shares Beneficially Represented Hereby:
         _____________ shares of Series A Preferred Stock, par value $0.001 per share

This Voting Trust Certificate (this "Certificate") certifies that the undersigned Trustee has received certificate(s) representing - shares of Series A Preferred Stock, par value $0.001 per share (the "Shares") of Global Energy Group, Inc., a Delaware corporation (the "Company"), on behalf of ____________________ (the "Holder"), duly registered in the name of the undersigned Trustee, on the following terms and conditions: Rights of Holders The Holder agrees to, accepts and ratifies all of the terms, conditions and covenants of that certain Voting Trust Agreement dated January 30, 2004 (the "Agreement"), a counterpart of which is on file with the registered office of the Company in the State of Delaware, and which is incorporated herein by reference. Capitalized terms used but not otherwise defined in this Certificate shall have the meanings given such terms in the Agreement. The Holder shall possess and be entitled to rights of ownership of the Shares only as provided in the Agreement. The Holder of this Certificate shall transfer or replace this Certificate only as provided in the Agreement.

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VOTING AND OTHER RIGHTS

The Trustee during the term of the Agreement shall have sole voting rights and certain other rights with respect to the Shares as specified in the Agreement (subject to the limitations imposed by the Company's certificate of incorporation, bylaws or any Agreement to which the Shares may be subject). No voting rights are granted by this Certificate and only those rights provided to the Holder of a Certificate by the Agreement are represented by this Certificate.

DIVIDENDS AND DISTRIBUTIONS

The Holder of this Certificate shall be entitled to receive, subject to the provisions of the Agreement, all dividends or other distributions of cash, securities or other property by the Company received by the undersigned Trustee in respect of the Shares, except that in the event of dividends or distributions of shares of capital stock the Trustee shall receive and hold any such dividends or distributions pursuant to the terms of the Agreement and shall issue to the Holder hereof additional Certificates representing such additional Shares. In lieu of the Trustee receiving dividends and distributions and paying them to the Holder of this Certificate, the Trustee may instruct the Company to pay the dividends or distributions directly to the Holder, as provided in the Agreement.

TERMINATION

The Voting Trust shall terminate as provided in the Agreement.

SUBJECT TO VOTING TRUST AGREEMENT

This Certificate is governed in all respects by the Agreement. In the event of any inconsistency between the terms and conditions of this Certificate and the Agreement, the Agreement shall control.

         IN WITNESS WHEREOF, this Certificate is executed and issued to the Holder by the undersigned Trustee as of the date first written above.

By: _______________________
Name:
Title:

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